Exhibit 99.1
Metretek Technologies, Inc. MEK (AMEX) Investor Presentation Q3 - 2007

Forward Looking Statements All forward-looking statements made in this presentation are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are all statements other than statements of historical facts, are not guarantees of future performance or events but are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied, including risks and uncertainties set forth in the Company's SEC filings. The forward-looking statements in this presentation speak only as of the date hereof, and the Company assumes no duty or obligation to update or revise any forward-looking statements.

What Has Metretek Been? Metretek has traditionally been a holding company with operating entities serving various niches in the energy industry. Metretek Technologies, Inc. PowerSecure Southern Flow Metretek Florida 1995 Trust

Where is Metretek Heading? New Name: PowerSecure International, Inc. New Listing: NASDAQ New Ticker: POWR New Focus: PowerSecure: - Founded late 2000 - Organic Growth Since Founding - Approximately $100 million in revenue in 2006 - Profitable every year except 2002 - Earnings exceeded $10 million in 2006

A PowerSecure Primer

PowerSecure's Business Traditional Utility Central Power Plant High Voltage Transmission Substation (reduce Voltage) Low Voltage Distribution Customer PowerSecure Interactive Distributed Generation (IDG)(r) Operations Center Onsite Generator Monitor Grid Dispatch Generation Congestion Mgmt Manage Service and Maintenance Alarms Manage Fuel Report Outages to Utilities Dispatch and Control Via Ethernet

PowerSecure's Foundation of Value In-House, Core Competency Skills we posses and build upon Utility analysis and Rate design Design engineering Site engineering Permitting: site, environmental, construction Remote Monitoring and Control (proprietary) Project management Site Construction Grid monitoring Dispatch, Demand response Maintenance Performance reporting External Purchases & Support Equipment and services we can purchase Engine-Generators Construction labor

Market Opportunity It is very large! The annual market for electricity sales by utilities is approximately $300 billion. Peak Shaving, Demand Response and Energy Conservation represent an opportunity for a portion of the overall annual electricity sales market Assuming 5%, the annual market is $15 billion Assuming 10%, the annual market is $30 billion

PowerSecure's Market Coverage Projects completed in over 20 states Proactively marketing in 9 states Heavy concentration in the Southeast Goal is to cover all 48 contiguous states

PowerSecure's Long-term Focus Utility Focused Helping Utilities and their customers manage their peak demand Distributed Generation Load Curtailment Help Utilities and their customers use energy more efficiently (energy conservation) Help Utilities with their infrastructure needs associated with generating and delivering electricity (design/build transmission, distribution and substations) Recurring Revenue Develop and Implement business model based on recurring revenue National Accounts Continue to serve and deepen penetration of National Accounts

The Competition Comverge (COMV) Smart Grid Solutions Group Grid reliability Demand response, smart metering, software solutions Alternative Energy Resources Group Virtual peaking capacity programs Remote equipment curtailment Financial FY06 Revenue: $33.8M GrProfit: $16.9 Net Income: ($6.1M) Market Cap: $551 M (8/6/07) EnerNOC (ENOC) Demand response and energy mgmt solutions Ops Ctr - remote mgmt end use customers for capacity and demand available to grid operators 525 MW under management Financial FY06 Revenue: $26.1M Gross Profit: $9.7 Net Income: ($5.7M) Market Cap: $539 M (8/6/07)

PowerSecure Vs. COMV and ENOC 2004 2005 2006 Comverge 17264000 23351000 33873000 enerNOC 819000 9826000 26100000 PowerSecure 18630000 30200000 99543000 2004 2005 2006 Comverge -9029000 -7927000 -5660000 enerNOC -1907000 -1784000 -5626000 PowerSecure 1342000 2639000 10453000 Revenue Operating Income Market Capitalization * Market caps as of 8/6/07; PowerSecure assumes $40 million of MEK's overall market cap is associated with non-PowerSecure assets.

Momentum is Building! Sharpening our Focus and Direction Interest in Demand Response, Distributed Generation and Energy Conservation is increasing Gaining Sales Through Existing and New Utility Partners Growing Backlog Debt free Move To NASDAQ (8/22/07, new ticker symbol POWR) Name Changed to PowerSecure International Capitalize on Core Operation of PowerSecure Expanded focus on National Account sales Establishing traction in energy conservation business (EnergyLite) Evaluating Value of Non-core assets

Appendix Amex: MEK NASDAQ: (08-22-07) POWR Recent price (08-06-07): $14.20 52-week range: $10.60 - $ 17.19 TTM revenues: $120.4 million TTM Non-GAAP EPS (diluted)*: $0.56 Shares outstanding (diluted): 17.1 million Average daily volume (3 mos.): 218,000 Market cap (08-06-07): $226 million Stockholders' equity (6/30/07): $46.9 million *Non-GAAP EPS from continuing operations consists of the Company's income from continuing operations, before second quarter 2007 restructuring charges, and is further explained in our second quarter 2007 earnings release.